SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 17, 2013 (October 16, 2013)

CHEMUNG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY  14901
(Address of principal executive offices)   (Zip Code)

(607) 737-3711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On October 17, 2013, Chemung Financial Corporation (the “Corporation”) issued a press release announcing the appointment of Karl F. Krebs as Chief Financial Officer and Treasurer of the Corporation and Executive Vice President, Chief Financial Officer and Treasurer of the Corporation’s wholly owned subsidiary, Chemung Canal Trust Company, effective October 16, 2013.

Mr. Krebs served as Executive Vice President and Chief Financial Officer of Financial Institutions, Inc. in Warsaw, New York from 2009 to 2013.  Prior to Financial Institutions, Inc., Mr. Krebs served as Senior Financial Specialist at West Valley Environmental Services, LLC in 2009 and President of Robar General Funding Corp., a mortgage and construction loan broker, from 2006 to 2008.  Mr. Krebs annual base salary will be $200,000 and he executed a Change of Control Agreement.

The press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
10.1             Karl F. Krebs Change of Control Agreement

99.1             Press Release of Chemung Financial Corporation dated October 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

October 17, 2013	By:	/s/ Ronald M. Bentley
Ronald M. Bentley President and Chief Executive Officer